EXHIBIT 99

For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES FIRST QUARTER OPERATING RESULTS

DENVER, Colorado (May 4, 2007) -- Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the first quarter of 2007.

For the three months ended March 31, 2007, net sales were $4,175,800 compared with net sales of $4,155,800 in the first quarter of the previous year. The Company reported a net loss of $432,200 or ($0.04) per share, in the most recent quarter, versus a net loss of $1,047,700 or ($0.10) per share, in the three months ended March 31, 2006.

Mark E. Goldstein, Chairman of the Board and Chief Executive Officer of Scott's Liquid Gold-Inc., commented "During the first quarter of 2007, we experienced an increase in sales of our Scott's Liquid Gold household products and our Neoteric line of skin care products, while experiencing a decrease in sales of our Montagne Jeunesse line of skin care products and a decrease in sales of our Touch of Scent air freshener line of products. Our net loss for the first quarter of 2007 was $432,200 versus a loss of $1,047,700 in the first quarter of 2006. The loss for 2007 was primarily due to lower sales of the Montagne Jeunesse product line and our Alpha Hydrox skin care line. The decrease in our loss for the first quarter of 2007 compared to the first quarter of 2006 results from a reduction in our operating costs and expenses, including the reduction of advertising."

Scott's Liquid Gold-Inc.'s products, include Scott's Liquid Gold wood cleaners/preservatives, Scott's Liquid Gold Mold Control 500, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care and other sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: www.scottsliquidgold.com, www.alphahydrox.com, www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of each of our significant products in the marketplace; the degree of success of any new product or product line introduction by us; uncertainty of consumer acceptance of the new Alpha Hydrox products introduced in 2005, and Mold Control and wood wash products; competitive factors; any decrease in distribution of (i.e., retail stores carrying) our significant products; continuation of our distributorship agreement with Montagne Jeunesse; the need for effective advertising of our products; limited resources available for such advertising; new competitive products and/or technological changes; dependence upon third party vendors and upon sales to major customers; changes in the regulation of our products, including applicable environmental regulations; the effect of these and other risk factors on our liquidity; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860



SCOTT'S LIQUID GOLD-INC. & SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)

                                           Three Months Ended
                                                March 31,
                                            2007          2006
                                        -----------   -----------
 Net sales                              $ 4,175,800   $ 4,155,800
                                        -----------   -----------
 Operating costs and expenses:
    Cost of Sales                         2,346,500     2,243,500
    Advertising                             112,300       593,700
    Selling                               1,255,400     1,425,500
    General and administrative              814,100       912,100
                                        -----------   -----------
                                          4,528,300     5,174,800
                                        -----------   -----------

 Loss from operations                      (352,500)   (1,019,000)
 Interest income                             24,200        12,600
 Interest expense                          (103,900)      (41,300)
                                        -----------   -----------
                                           (432,200)   (1,047,700)
 Income tax expense (benefit)                  -             -
                                        -----------   -----------
 Net loss                               $  (432,200)  $(1,047,700)
                                        ===========   ===========

 Net loss per common share (Note 2):
    Basic and Diluted                   $     (0.04)  $     (0.10)
                                        ===========   ===========

 Weighted average shares outstanding:
    Basic and Diluted                    10,533,000    10,503,000
                                        ===========   ===========